Exhibit 1.1

4,000,000 Shares

NPS PHARMACEUTICALS, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

October 24, 2002

October 24, 2002

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
c/o	Morgan Stanley & Co.
Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 4,000,000 shares of its common stock, par value $0.001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 600,000 shares of its common stock, par value $0.001 per share (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The term “Registration Statement” means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term “Base Prospectus” means the prospectus included in the Registration Statement. If the Company has filed or files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) (the “Rule 462 Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares, pursuant to Rule 424 under the Securities Act.

The term “Prospectus” means the Prospectus Supplement together with the Base Prospectus. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Shares together with the Base Prospectus. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Registration Statement” shall include in each case the documents, if any, incorporated or deemed to be incorporated by reference therein (it being understood that any statement contained in a document incorporated or deemed to be incorporated by reference in the Base Prospectus, preliminary prospectus, Prospectus or Registration Statement shall not be deemed to constitute a part thereof to the extent modified or superseded by a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference therein). The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed subsequent to the date of the Base Prospectus, as the case may be, by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Prospectus.

1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)    (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as described in the Prospectus with respect to the outstanding shares of NPS Allelix, Inc. (“NPS Allelix”), all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e)    This Agreement has been duly authorized, executed and delivered by the Company.

(f)    The authorized capital stock of the Company and NPS Allelix conforms as to legal matters to the description thereof contained in the Prospectus.

(g)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(h)    The outstanding shares of NPS Allelix have been duly authorized and are validly issued, fully paid and non-assessable.

(i)    The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement on the Closing Date and any Option Closing Date (each as defined below), will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and required notices of the issuances of the Shares to the Nasdaq National Market.

(k)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l)    There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)    Except as may have been waived or otherwise described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(r)    The statements set forth in the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Risk Factors,” “Business—New Drug Development and Approval Process,” “Business—Collaborative Research, Development and License Agreements,” “Business—Manufacturing,” “Business—Patents and Other Propriety Technology,” “Business—Sponsored and Government Funded Research Programs” and “Underwriters” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(s)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants are required by the Securities Act and the rules and regulations of the Commission thereunder.

(t)    Except as described in the Prospectus, the Company and its subsidiaries own or have obtained valid licenses, options or rights for the material inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company’s and its subsidiaries’ respective businesses as currently conducted and as the Prospectus indicates the Company and its subsidiaries contemplate conducting in all material respects (collectively, the “Intellectual Property”). Neither the Company nor any of its subsidiaries has received notice of any third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or its subsidiaries for the product indications described in the Prospectus that would preclude the Company or its subsidiaries from conducting their respective businesses as currently conducted and as the Prospectus indicates the Company and its subsidiaries contemplate conducting in all material respects. To the Company’s knowledge there are currently no sales of any products that would constitute an infringement by third parties of any material Intellectual Property owned, licensed or optioned by the Company or its subsidiaries. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its subsidiaries in or to any material Intellectual Property owned, licensed or optioned by the Company or its subsidiaries. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any material Intellectual Property owned, licensed or optioned by the Company or its subsidiaries; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others as would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)    The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders’ equity and the other information purported to be shown therein of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The financial information set forth under the caption “Prospectus Summary—Summary Consolidated Financial Data” and “Capitalization” in the Prospectus are derived from the accounting records of the Company and its subsidiaries and fairly present, on the basis stated in the Prospectus, the information included therein.

(v)    There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the rules and regulations of the Commission thereunder. Each description of a contract, document or other agreement in the Prospectus fairly reflects in all respects the material terms of the underlying document, contract or agreement. Each agreement described in the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or any subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any subsidiary, if the subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. No default exists, and no event has occurred, which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any subsidiary, if the subsidiary is a party thereto, of any other agreement or instrument to which the Company or its subsidiary is a party or by which its or their properties or business may be bound or affected which default or event, individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)    Except for rights disclosed in the Prospectus, no holder of any security of the Company or any subsidiary of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement.

(x)    Neither the Company, nor to its knowledge, any of its officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security convertible into or exchangeable for Common Stock to facilitate the sale or resale of any of the Shares.

(y)    The Company and its subsidiaries have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z)    The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”), subject to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or quotation.

(aa)    The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)    No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, which disputes would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company and its subsidiaries are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or collaborators of the Company or its subsidiaries that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc)    The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus including but not limited to, insurance covering clinical trial liability, product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any subsidiary of the Company has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, taken as a whole. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(dd)    The Company, its subsidiaries or any other person associated with or acting on behalf of the Company or its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ee)    There are no rulemaking or similar proceedings before the United States Food and Drug Administration or comparable Federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except for such certificates, authorizations or permits the failure of which to maintain would not have a material adverse effect on the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies, including those bodies and agencies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. All preclinical and clinical studies undertaken to support approval of products for commercialization have been conducted in compliance with all applicable federal, state or foreign laws, rules, orders or regulations, including current Good Laboratory and Good Clinical Practices in all material respects. To the knowledge of the Company, no filing or submission to the FDA or any other federal, state or foreign regulatory body, that is intended to be the basis for any approval, contains any material omission or material false information.

(gg)    None of the Company or any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh)    The Company has not received any communication (whether written or oral) notifying the Company as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement, including, without limitation, the collaborative research and license agreements described in the Prospectus.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $22.513 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of Shares to the Underwriters, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or the conversion of securities outstanding on the date hereof or (C) grants of employee or director stock options or issuances of shares of Common Stock to employees or directors, in each case pursuant to the terms of a plan in effect on the date hereof.

3.    Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $23.95 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.93 a share under the Public Offering Price.

4.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 30, 2002, or at such other time on the same or such other date, not later than November 7, 2002, as shall be designated in writing by you (the “Closing Date”).

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than November 25, 2002, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefore.

5.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Company, dated the Closing Date, to the effect that:

(i)    the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its property and to conduct its business as described in the Prospectus;

(ii)    the Company is duly qualified to do business and is in good standing under the law of the State of Utah and, to such counsel’s knowledge, in each other U.S. jurisdiction in which the conduct of its business or its ownership or leasing property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(iii)    Allelix Neurosciences, Inc. (“Allelix Neurosciences”) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; to such counsel’s knowledge, Allelix Neurosciences is duly qualified to do business and is in good standing in each U.S. jurisdiction in which the conduct of its business or its ownership or leasing property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(iv)    the authorized capital stock of the Company is as set forth in the first two line items under stockholders’ equity in the capitalization table under the caption entitled “Capitalization” in the Prospectus;

(v)    except as described in the Prospectus, all of the issued shares of capital stock of Allelix Neurosciences has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens and encumbrances;

(vi)    the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares is not subject to any preemptive right pursuant to the Company’s Certificate of Incorporation or Bylaws, the Delaware General Corporation Law, the Utah Revised Business Corporation Act or U.S. federal securities laws and, to such counsel’s knowledge, any written contract or other instrument to which the Company is a party or by which it is bound;

(vii)    this Agreement has been duly authorized, executed and delivered by the Company;

(viii)    the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder does not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation known to such counsel to be customarily applicable to transactions of this nature, the Certificate of Incorporation or Bylaws of the Company or, any Reviewed Agreement, or, to such counsel’s knowledge, any order of any governmental body or agency having jurisdiction over the Company;

(ix)    no consent, approval, authorization or order of, or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made under the Securities Act and the Exchange Act or as may be required by state or foreign securities regulatory authorities in connection with the issuance and sale of the Shares;

(x)    the statements set forth in the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, accurately and fairly summarize such terms;

(xi)    the statements set forth in the Prospectus under the caption “Risk Factors—We are dependent on the successful outcome of the clinical trials for our two most advanced product candidates, PREOS and AMG 073. If either or both of these product candidates fail to advance in the clinic, our business will be materially harmed and our stock price will be adversely affected,” “Risk Factors—We have no manufacturing capabilities. We depend on third parties, including a number of sole suppliers, for manufacturing and storage of our product candidates and our clinical trials. Product introductions may be delayed or suspended if the manufacturer or our products is interrupted or discontinued,” “Risk Factors—If we fail to maintain our existing or establish new collaborative relationships, or if our collaborators do not devote adequate resources to the development and commercialization of our licensed drug candidates, we may have to reduce our rate of product development and may not see products brought to market or be able to achieve profitability,” “Risk Factors—Our agreement with the Government of Canada regarding the development of ALX-0600 could adversely impact our ability to complete development of ALX-0600 or result in our loss of important rights,” “Risk Factors—We are subject to extensive government regulation that may cause us to cancel or delay the introduction of our products to market,” “Risk Factors—Anti-takeover provisions in our Certificate of Incorporation, Bylaws, stockholder rights plan and under Delaware law may discourage or prevent a change of control,” “Business—Collaboration Research, Development and License Agreements,” “Business—Sponsored and Government Funded Research Programs,” “Business—Manufacturing,” “Business—New Drug Development and Approval Process” and “Underwriters,” insofar as such statements purport to describe provisions of laws and documents referred to therein, accurately and fairly describe such provisions in all material respects;

(xii)    except as may have been waived in writing or as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

(xiii)    the Registration Statement was declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b), and, to such counsel’s knowledge, no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel’s knowledge, threatened or contemplated by the Commission;

(xiv)    such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any subsidiary is a party or to which any of the properties of the Company or any subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described as required, or of any statutes, regulations, contracts or documents that are required to be described or filed as exhibits to the Registration Statement that are not described or filed as required;

(xv)    the Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xvi)    the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xvii)    In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, the Representatives, counsel for the Representatives, and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not opining upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except to the extent addressed in such counsel’s opinion under in the opinions set forth above) and have not made any independent verification thereof, no facts have come to such counsel’s attention that caused such counsel to believe that (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements, supporting financial schedules, or any other financial and statistical data contained therein or omitted therefrom, as to which such counsel expresses no opinion) did not comply when so filed as to form in all material respects with the requirements of the Exchange Act; and (B) (i) as of its effective date and as of the Closing Date, the Registration Statement contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) as of the date of the Prospectus Supplement and as of the Closing Date, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing statements (i) and (ii) as to the Registration Statement and Prospectus, such counsel shall express no comment or opinion, as of any date or time, as to the financial statements, supporting financial schedules, or any other financial and statistical data contained therein or omitted therefrom.

(d)    The Underwriters shall have received on the Closing Date an opinion of Foley & Lardner, special counsel for the Company, dated the Closing Date, to the effect that:

(i)    The statements in the Prospectus under the headings “Risk Factors—We may be unable to obtain patents to protect our technologies…” and “Patents and Other Proprietary Technology” to the extent that they constitute matters of law or legal conclusions regarding patent matters relating to the Work (defined in such opinion as preparing and prosecuting patent applications related to: (A) methodology and constructs for effecting excretion of a heterologous protein, including parathyroid hormone, from E. coli cells; (B) certain forms and formulations of parathyroid hormone; (C) methodology and formulations relating to hyperparathyroidism; (D) methodology and formulations relating to osteoporosis; (E) methodology and formulations relating to human and chimeric metabotropic glutamate receptors (mGluR); and (F) methodology and formulations relating to glucagon-like peptide-2 (GLP-2) and GLP-2 analogs, including ALX-0600), are accurate and fairly present, in all material respects, information called for with respect to such matters. Further, to the best of such counsel’s knowledge, these sections do not contain any inaccurate or misleading statements regarding the Company’s patents and patent applications relating to the Work and fairly summarize the legal matters and proceedings related thereto;

(ii)    Except for processing and examination of patent applications before governmental bodies, there is, to the best of such counsel’s knowledge, no pending or threatened litigation or governmental or other proceeding relating to the Work, including patent interferences;

(iii)    To the best of such counsel’s knowledge, the Company, with regard to the Work, has not infringed and is not infringing any U.S. patents of any person or entity, the violation of which would have a material adverse effect on the conduct of the Company’s business as currently conducted; provided that nothing in such opinion shall be construed as a representation that any infringement searching or investigation has been conducted to discover unknown intellectual property rights of third parties;

(iv)    To the best of such counsel’s knowledge, all of the applications included in the Work were filed and prosecuted in all material respects in accordance with applicable patent office rules and procedures in the ordinary and customary manner, were prepared without material defects of form, and all declarations have been properly executed by the appropriate inventors. Furthermore, to the best of such counsel’s knowledge, each of the patents included in the Work discloses patentable subject matter. Also, to the best of such counsel’s knowledge, all information known to be material to patentability of the domestic applications in Schedule A was disclosed to the U.S. Patent and Trademark Office.

(v)    To the best of such counsel’s knowledge, assignments to the Company or to its subsidiary, NPS Allelix Corp. a/k/a Allelix Biopharmaceuticals Inc., have been recorded with the U.S. Patent and Trademark Office for each domestic patent and patent application listed in Schedule A, except that U.S. Patent No. 6,022,894 and its domestic and foreign derivatives are assigned to the Company, SmithKline Beecham PLC, and SmithKline Beecham Corp.; U.S. Patents No. 6,011,068, No. 5,858,684, No. 5,688,938, No. 5,763,569, and No. 6,031,003 and their domestic continuations and foreign derivatives are assigned to the Company and Brigham and Women’s Hospital; and U.S. Application Serial No. 09/214,552 and its domestic and foreign derivatives are assigned to the Company and Kirin Beer Kabushiki Kaisha;

(vi)    To the best of such counsel’s knowledge, all of the non-U.S. patents and patent applications set out in Schedule B were filed properly and are in good standing presently. None of such counsel’s associates abroad who are handling any of these non-U.S. counterparts has notified such counsel of a defect of form in the preparation of the cases in question.

(vii)    To the best of such counsel’s knowledge, there are no third-party claims of ownership asserted against any of the U.S. cases or their non-U.S. counterparts. Such counsel has not reviewed separately the prosecution histories of the non-U.S. counterparts listed in Schedule B.

In addition, such counsel shall state that although such counsel has not undertaken to independently verify and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinions), on the basis of the review of such counsel of the Registration Statement and the Prospectus, no facts have come to the attention of such counsel with respect to the Work which lead such counsel to believe that the Registration Statement at the time it became effective or at the Closing Date (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no opinion) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need express no opinion) on the date thereof and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    The Underwriters shall have received on the Closing Date an opinion of James U. Jensen, counsel for the Company, to the effect that:

(i)    To the best of such counsel’s knowledge, other than the trademarks and service marks specified in Exhibit A to such opinion and without making any admission as to the materiality of such trademarks to the Company, no other mark may be considered material to the Company’s business as now conducted and no application to register any of the specified marks is now pending in any other class;

(ii)    The specified marks are registered in the name of, and are owned by the Company or one of its subsidiaries, and, to the best of such counsel’s knowledge, the classes of goods and services for which each of the specified marks are registered are adequate for the Company’s business needs;

(iii)    With respect to the specified marks, there are no pending legal or governmental proceedings nor allegations on the part of any person of infringement and, to the best of such counsel’s knowledge, no such proceedings or allegations are threatened or contemplated;

(iv)    To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is infringing or otherwise violating any trademarks or service marks of any persons and, to the best of such counsel’s knowledge, no person is infringing or otherwise violating the specified marks in a way which could materially affect the use thereof by the Company and its subsidiaries;

(v)    To the best of such counsel’s knowledge, there are no asserted claims of any persons relating to the scope or ownership of the specified marks, and there are no liens which have been filed against any of them;

(vi)    Nothing has come to such counsel’s attention that leads such counsel to believe that any circumstance exists or will arise to prevent or limit the Company’s enjoyment of the protection of such registered marks to the extent they may be material in the conduct of the Company’s business and affairs as now conducted;

(vii)    To the best of such counsel’s knowledge, the Company and its subsidiaries own or possess sufficient licenses or other rights to use all technology covered by patents or trade secrets, and to use all trademarks, service marks or other proprietary information or know-how (the “Proprietary Rights”) necessary to conduct the business now being or proposed to be conducted by the Company and its subsidiaries;

(viii)    All material licenses of the Company and its subsidiaries to patents and Applications, whether United States or foreign, have been duly executed, and are in full force and effect and, to such counsel’s knowledge, neither the Company nor any subsidiary is in default (declared or undeclared) of any material provision of such licenses;

(ix)    To the best of such counsel’s knowledge, the Company and its subsidiaries take security measures adequate to assert trade secret protection in its non-patented technology;

(x)    Such counsel does not have any knowledge of, and, to the best of such counsel’s knowledge, the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights;

(xi)    To the best of such counsel’s knowledge, no Proprietary Rights used by the Company, and no services or products sold by the Company, conflict with or infringe upon any proprietary rights of any third party;

(xii)    To the best of such counsel’s knowledge, there are no pending interference proceedings in the U.S. PTO or opposition proceedings in foreign patent offices with respect to the specified patents and applications;

(xiii)    No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the best of such counsel’s knowledge, there is no reasonable basis for any such claim to be successful;

(xiv)    To the best of such counsel’s knowledge, no person is infringing on or violating the Proprietary Rights owned or used by the Company applicable to any products of the Company;

(xv)    All of the outstanding shares of stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right;

(xvi)    To the best of such counsel’s knowledge, the current FDA regulatory status of the Company and its subsidiaries is accurately described in all material respects in the Registration Statement under the captions “Risk Factors” and “Business;”

(xvii)    To the best of such counsel’s knowledge, the Company’s licensor of the patents and applications on the attached Exhibit B is the Ontario numbered company 1149336 Ontario Inc., which company is owned and controlled by the Company’s academic collaborator, Daniel Drucker;

(xviii)    Certain potential product compounds, namely, AMG 073, PREOS, and ALX-0600, are being pursued presently for clinical use with respect to the subject matter of the patents and patent applications listed in Schedules A and B. To the best of such counsel’s knowledge, all activity at the Company with regard to these potential products is solely directed toward FDA approval of a drug, the Company would be exempt from infringement of any third-party U.S. Patents under 35 U.S.C. § 271(e)(1), unless and until approval of any such products by the FDA. To the best of such counsel’s knowledge, none of the Company’s activities with regard to these potential products infringes any third-party U.S. Patent, and thus the § 271(e)(1) exemption is not pertinent to the Company’s activities;

(xix)    To the best of such counsel’s knowledge, there are no liens which have been filed against any of the Company’s United States and foreign patents or any of the Company’s or its subsidiaries’ patent applications, whether United States or foreign;

(xx)    To the best of such counsel’s knowledge, the description of the Proprietary Rights in the Prospectus is correct in all material respects and fairly and correctly describes the Company’s rights with respect thereto;

(xxi)    Such counsel is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

(xxii)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except for such certificates, authorizations or permits the failure of which to maintain would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies, including those bodies and agencies engaged in the regulation of pharmaceuticals or biohazardous substances, except where noncompliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, to the best of such counsel’s knowledge. All preclinical and clinical studies undertaken to support approval of products for commercialization have been conducted in compliance with all applicable federal, state or foreign laws, rules, orders or regulations, including current Good Laboratory and Good Clinical Practices in all material respects. To the best of such counsel’s knowledge, no filing or submission to the FDA or any other federal, state or foreign regulatory body, that is intended to be the basis for any approval, contains any material omission or material false information; and

(xxiii)    In addition, such counsel shall state that it has no reason to believe that (except for the financial statements and financial schedules and other financial data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any belief) the Registration Statement or the Prospectus at the time the Registration Statement became effective or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and has no reason to believe that (except for the financial statements and financial schedules and other financial data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any belief) the Prospectus as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    The Underwriters shall have received on the Closing Date an opinion of Stewart McKelvey Stirling Scales, special counsel for the Company, dated the Closing Date, to the effect that:

(i)    Each of NPS Allelix and NPS Holdings Company (“Holdings”) is duly organized and is validly existing under the laws of the Province of Nova Scotia;

(ii)    Each of NPS Allelix and Holdings has all requisite corporate power and capacity, to own, lease and license its assets and properties and to conduct its business as now being conducted and as described in the Prospectus; and

(iii)    The authorized capital of NPS Allelix is 100,000,000 common shares, 10,000,000 exchangeable shares and 100 preference shares, all without nominal or par value; the authorized capital of Holdings is 100,000,000 common shares without nominal or par value; the issued and outstanding shares in the capital of each of NPS Allelix and Holdings have been duly authorized and validly issued as fully paid and non-assessable; based only upon a review of the share registers of each of the Company and Holdings as currently in the possession of such counsel, and without independent verification, examination or inquiry on the part of such counsel, the Company is the registered owner of all the issued and outstanding common shares of Holdings and 3035004 Nova Scotia Company (now, by virtue of a name change, NPS Holdings Company, referred to in the opinion as Holdings) is the registered owner of all of the issued and outstanding common shares of NPS Allelix.

(g)    The Underwriters shall have received on the Closing Date an opinion of Blake, Cassels & Graydon LLP, special counsel for the Company, dated the Closing Date, to the effect that:

(i)    NPS Allelix Corp. is duly organized and is validly existing under the laws of the Province of Ontario;

(ii)    NPS Allelix Corp. has all requisite corporate power and capacity, to own, lease and license its assets and properties and to conduct its business as now being conducted and as described in the Prospectus;

(iii)    The issued and outstanding shares in the capital of NPS Allelix Corp. have been duly authorized and validly issued, and are fully paid and non-assessable; based only upon a review of the share register of NPS Allelix Corp. delivered to such counsel out of the possession of the Company and without independent verification, examination or inquiry on the part of such counsel, NPS Allelix Inc. is the registered owner of all of the issued and outstanding common shares of NPS Allelix Corp; and

(iv)    Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated thereby will constitute a violation of any provision of the articles or by-laws of NPS Allelix Corp;

(h)    The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(vi) (other than with respect to matters of Utah law), 5(c)(vii), 5(c)(xi) (but only as to the statements in the Prospectus under “Underwriters”) and clause (B) of Section 5(c)(xvii) above.

With respect to clause (B) of Section 5(c)(xvii), Wilson, Sonsini, Goodrich and Rosati and Skadden, Arps, Slate, Meagher & Flom (Illinois) may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

The opinion of Wilson, Sonsini, Goodrich and Rosati described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(i)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.    Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, 4 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to Exchange Act of 1934, as amended, that are deemed to be incorporated by reference in the Prospectus.

(b)    Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)    To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7.    Indemnity and Contribution.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.     Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.    Effectiveness; Defaulting Underwriters.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase

Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours, NPS PHARMACEUTICALS, INC.

By:	/S/ HUNTER JACKSON
Name: Hunter Jackson Title: President and CEO

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

By:  /S/    DAVID SCHWARZBACH
Name:  David Schwarzbach
Title:  Vice President

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated	1,600,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000

Salomon Smith Barney Inc.	800,000

[NAMES OF OTHER UNDERWRITERS]

Total:	4,000,000

EXHIBIT A

[FORM OF LOCK-UP LETTER]

October     , 200

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 4,000,000 shares (the “Shares”) of the common stock, par value $.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to any Common Stock acquired in the open market. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)